                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                NOVEMBER 7, 2001

                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                    0-30242                   72-1449411
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)

                                 (225) 926-1000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER

         In order to furnish certain exhibits for incorporation by reference into a Registration Statement on Form S-3 of Lamar Advertising Company previously filed with Securities and Exchange Commission (File No. 333-45490), which Registration Statement was declared effective by the Commission on September 21, 2000, Lamar Advertising Company is filing an Underwriting Agreement dated November 7, 2001 among Lamar, AMFM Operating Inc. and Goldman, Sachs & Co. The Underwriting Agreement relates to the sale of 5,365,073 shares of Lamar Class A common stock by AMFM Operating Inc. to Goldman Sachs & Co., as underwriter, for $32.50 per share. The offering of the shares will only be made by means of a prospectus, a copy of which can be obtained from Goldman Sachs & Co., 85 Broad Street, New York, NY 10004. After the closing of the sale, AMFM Operating Inc. will no longer own any shares of Lamar Class A common stock, in compliance with a consent decree issued by the United States Department of Justice mandating that AMFM Operating Inc. dispose all of its shares of Lamar Class A common stock prior to January 1, 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  1.4 Underwriting Agreement dated November 7, 2001 among Lamar, AMFM Operating Inc. and Goldman, Sachs & Co. Filed herewith.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 9, 2001              LAMAR ADVERTISING COMPANY


                                    By: /s/ Keith A. Istre
                                       ----------------------------------------
                                                 Keith A. Istre
                                          Treasurer and Chief Financial Officer
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                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
1.4             Underwriting Agreement dated November 7, 2001 among Lamar,
                AMFM Operating Inc. and Goldman, Sachs & Co.  Filed herewith.